UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

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RiceBran Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RiceBran Technologies
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 24, 2015

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2015 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, Arizona  85253, on Wednesday, June 24, 2015, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect 7 directors to serve on the Board of Directors until the 2016 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve, on a nonbinding advisory basis, the compensation of our named executive officers;

3.	to ratify our appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

4.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 30, 2015, are entitled to notice of and to vote at the meeting and any adjournment thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet.  As a result, the Company is mailing to its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2014 Annual Report.  The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

J. Dale Belt, Secretary

Scottsdale, Arizona
April 30, 2015

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please vote by proxy via mail, telephone or Internet as described below.  If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or Internet.

RiceBran Technologies
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

PROXY STATEMENT
FOR
2015 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (Board) for use at our 2015 Annual Meeting of Shareholders (Annual Meeting) to be held on Wednesday, June 24, 2015, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, Arizona 85253.  The telephone number at that address is (480) 948-5000.

These materials were first sent or made available to shareholders on April 30, 2015.  These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (SEC) on March 31, 2015 (Annual Report).  If you requested printed versions by mail, these materials also include the proxy card or vote instruction for the Annual Meeting.

Our principal executive offices are located at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253.  Our telephone number at that location is (602) 522-3000 and our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve, on a nonbinding advisory basis, the compensation of our named executive officers; (iii) ratify the appointment of Marcum LLP as our independent registered public accounting firm and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of RiceBran Technologies common stock (Common Stock) at the close of business on April 30, 2015 (Record Date) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 9,386,822 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting.  The Company’s proxy materials are also available on the Company’s website at www.ricebrantech.com/InvestorRelations.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of the Company at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of our common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail.  If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope.  Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet.  If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card.  Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: http://www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice.  If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring valid picture identification with you. Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting.  If you are a registered shareholder and attend the meeting (please remember to bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the Record Date), you may deliver your completed proxy card in person.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly.  Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services.  Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven (7) candidates.  However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes.  On all other matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by us.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum.  Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1).  Assuming a quorum is present, the affirmative vote of both (i) a majority of the shares of our common stock represented at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum, are required to approve the advisory vote on executive compensation (Proposal 2) and to ratify the selection of our independent registered public accountants (Proposal 3).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, we believe that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  We further believe that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Nominees will not have discretionary voting power with respect to the first two proposals to elect our directors, to approve the advisory vote on executive compensation, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals.

Deadlines for Submission of Shareholder Proposals for 2016 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials.  Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC or our bylaws.  Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2016 Annual Meeting must submit such proposal to us by January 6, 2016.  If we change the date of our 2016 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2016 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in our proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials.  Shareholders who wish to present a proposal at our 2016 Annual Shareholder Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by March 21, 2016.  If the date of our 2016 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws.  If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934 (Exchange Act), we may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2016 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of seven (7) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below.  One of our current director's, Robert S. Kopriva, term will expire effective as of the date of the Annual Meeting.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  In the event that additional persons are properly nominated for election as directors, in accordance with our bylaws, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The seven (7) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position

W. John Short (4)	66	Chief Executive Officer, President and Director
Marco V. Galante	70	Director
David Goldman (1)(3)(5)	71	Director
Baruch Halpern (4)	64	Director
Henk W. Hoogenkamp (3)(4)	66	Director
Robert C. Schweitzer (1)(2)(4)(5)	69	Chairman of the Board of Directors
Peter A. Woog (2)(3)(5)	72	Director

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Nominating and Governance Committee.
(4)	Current member of the Executive Committee.
(5)	Current member of the Special Committee.

W. John Short has served as our chief executive officer and director since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc. and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  The Board believes that Mr. Short’s experience in the financial services and consumer products industry, including his over 35 years of management experience in this industry, his expansive network of contacts and relationships in the industry, his detailed knowledge of our business structure and our products, and his experience as our chief executive officer, are the attributes, skills, experiences and qualifications that allow Mr. Short to make a valuable contribution as one of our directors.

David Goldman has served as a director since October 2012.  Mr. Goldman, a certified public accountant, retired as a senior partner of Deloitte & Touche LLP (D&T) in 2001 after serving 35 years with that firm.  During his career, Mr. Goldman specialized in serving SEC registrants, held the positions of partner-in-charge and senior technical partner of the Arizona audit practice, and served in D&T’s New York executive office, Los Angeles office and certain other offices.  Since 2001, he has consulted on, and performed investigations of, various accounting and financial matters, many involving public companies.  He is a past member of Council of the American Institute of CPAs and a past president of the Arizona Society of CPAs, among other executive board positions.  In addition, he served as Audit Committee Chairman, Financial Expert, and member of the Board of Directors of Swift Transportation from 2003 to 2006.  He currently serves on the board of ML Liquidating Trust.  Mr. Goldman obtained a bachelor’s degree in business administration and a masters of accounting degree from the University of Arizona.  The Board believes that Mr. Goldman’s extensive experience as a CPA, outside board experience and business knowledge and financial expertise are the attributes, skills, experiences and qualifications that allow Mr. Goldman to make a valuable contribution as one of our directors.

Baruch Halpern has served as a director since January 2012.  For more than 20 years, Mr. Halpern has been involved in equity research, advisory, capital raises, and has served as managing director of Halpern Capital, Inc., a boutique investment banking firm founded by Mr. Halpern in 2002.  He has also held senior finance positions at major corporations.  Since 2009, Mr. Halpern has been managing director of CrossCredit Capital, LLC, a firm focused on structured financial solutions, and since 2010 he has been managing director of Carbon Capital Advisors, LLC, a firm focused on green energy and carbon footprint amelioration.  He is chairman and founder of Sustain:Green, a firm founded in 2012 offering financial products such as prepaid debit and credit cards designed to fight climate change.  Prior to founding Halpern Capital in 2002, Mr. Halpern held various sell-side analyst positions.  Additionally, he gained substantial buy-side experience as vice president and portfolio manager at Fred Alger & Co., an investment advisory firm.  At Fred Alger & Co., Mr. Halpern served as a research group leader, managing a $1 billion portfolio with more than 600 companies in a broad range of industries.  Mr. Halpern has an extensive corporate and industry background, having also held positions with Celanese Corporation and Beech-Nut, Inc.  Mr. Halpern received his masters of business administration in finance from Baruch College.  Mr. Halpern has been a CFA Charter holder since 1982 and holds numerous FINRA certifications.  The Board believes that Mr. Halpern’s financial advisor and investment advisor experience, accounting and finance knowledge, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Halpern to make a valuable contribution as one of our directors.  Mr. Halpern was appointed as a director in connection with the financing under our January 2012 note and warrant purchase agreement.

Henk W. Hoogenkamp has served as a director since April 2012.  Since 2006, Mr. Hoogenkamp has been an author and an independent management consultant to multiple companies, including us from time to time.  From 1990 to 2006, Mr. Hoogenkamp served as a senior director of strategic technology with Solae, a wholly owned subsidiary of DuPont.  Mr. Hoogenkamp has authored eleven books on the importance of dairy protein and vegetable protein in formulated foods, beverages and meat products.  He has published over 500 articles in 14 languages discussing protein ingredient solutions.  Mr. Hoogenkamp is a member of several strategic and technology advisory boards to global food and ingredient companies.  He previously served as the President of DMV-Campina USA, now Royal FrieslandCampina, the world’s largest dairy protein operator.  In December 1996, Mr. Hoogenkamp received an honorary doctoral degree from the Institute of Sports Medicine, in Bucharest, Romania, for his pioneering work on the effects of protein supplementation for elite sport performance.  The Board believes that Mr. Hoogenkamp’s extensive knowledge of protein ingredient solutions, experience as a member of the strategic and technology advisory boards, network of contacts and relationships in this industry and his work experience, are the attributes, skills, experiences and qualifications that allow Mr. Hoogenkamp to make a valuable contribution as one of our directors.  The investors in our January 2012 note and warrant financing had the right to designate one individual for the Board to consider appointing as a director on our Board.  The investors designated Mr. Hoogenkamp, and after consideration and evaluation, the Board appointed Mr. Hoogenkamp as one of our directors.

Robert C. Schweitzer has served as a director and chairman of the board since October 2012.  Mr. Schweitzer was formerly the president of Shay Investment Services Inc., a holding company consisting of a bank, an investment management company, and a broker-dealer.  He served in that capacity from 2007 to 2012.  From 2005 until 2007, Mr. Schweitzer was the Florida regional president of Northwest Savings Bank.  Prior to 2005, he held numerous executive management positions at money center and major regional banks, including regional president of two major regional banks and chief executive officer and chairman of two community banks.  He was also a director of real estate consulting for Coopers & Lybrand.  He is currently chairman of the board of PetMed Express, Inc. (PETS/NASDAQ) and serves on the board of directors of OmniComm Systems, Inc. (OMCM/OTCQB).  In addition, he currently serves on the board of Altisource Asset Management Company (AAMC/NYSE) but has elected to not stand for reelection at the 2015 shareholders meeting. He also served on the board of four privately held companies and several not-for-profit entities.  Mr. Schweitzer holds a master of business administration degree from the University of North Carolina, and a bachelor of science degree from the United States Naval Academy.  He served in the United States Navy in the Nuclear Submarine Force and Navy Reserve for 30 years and retired with a rank of captain.  The Board believes that Mr. Schweitzer’s extensive experience in the financial services and investment industries, outside board experience with public, privately held and not-for-profit entities and extensive business knowledge, are the attributes, skills, experiences and qualifications that allow Mr. Schweitzer to make a valuable contribution as one of our directors.

Peter A. Woog has served as a director since December 2013.  Mr. Woog works with companies to assist them with strategic business and financial planning. Previously Mr. Woog was a Partner with a private investment firm where he sought out and evaluated acquisition opportunities, participated in the negotiation and due diligence process and assisted the management of the acquired company during the post-sale period.  Mr. Woog was with AT&T for over three decades, rising to vice-president.  In 1995, he became the chief executive officer and a director of Cable Systems Holdings and Cable Systems International when CitiCorp Venture Capital acquired the copper cable products division from AT&T.  This portfolio company then acquired a number of closely-held as well as publicly-traded communications companies.  During this period he also was a director of IPC Communications, IXNET, and LoDan Electronics.  Following the sale of these businesses he established Gray Fox Enterprises, a management consulting firm, where he assisted corporate managers and investors with business strategies and execution.  Among a number of assignments, he was CEO of International FiberCom and led the restructuring and sale of the company.  Mr. Woog holds a bachelor’s degree in mechanical engineering from Lowell Technological Institute (University of Massachusetts-Lowell) and a master of science in management science from Stevens Institute of Technology.  The Board believes that Mr. Woog’s extensive experience in strategic, business and financial planning and extensive business knowledge and management experience are the attributes, skills, experiences and qualifications that allow Mr. Woog to make a valuable contribution as one of our directors.

Marco V. Galante has been nominated by the Nominating and Governance Committee.  Mr. Galante is currently a partner and principal at The J.H. Chapman Group.  Prior to joining Chapman, he served at OSI Industries, Inc. (1987 – 1997) - a global leader, supplier and provider of quality manufactured products of beef, pork, poultry and custom solutions for the food industry - as VP of Corporate Development, and in its subsidiaries, as President of Prima Foods International, Ltd., responsible for international business development, and Vice President at Glenmark Industries, Ltd., a frozen food manufacturer, responsible for strategic marketing and quality performance initiatives.  At the invitation of Viskase Corporation, a manufacturer of food packaging materials, Mr. Galante restarted his career in the United States in October of 1985 as Product Manager of the Fibrous casing division. Then lead the Food Ingredients Business Unit (1975 – 1985) as President of the Freddy Hirsch Group Pty, Ltd., a manufacturer and marketer of food ingredients and equipment in Cape Town, South Africa.  Then Mr. Galante served as partner and President of Debs Vogue Corp. (1974 – 1975), a manufacturer of non-woven hygienic products serving the retail, drug store and health care sectors, and as Technical Operations Manager (1970 – 1974) with Eastman Kodak (South Africa).  The Board believes that Mr. Galante’s multilingual, multicultural, entrepreneurial, and senior executive background with a track record of success in the food and food ingredient industries since 1976 will allow Mr. Galante to make a valuable contribution as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Role of the Board; Corporate Governance Matters

Board Leadership Structure

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.  Currently, Mr. Schweitzer, an independent director, serves as chairman of the Board.

Risk Oversight

Our Board of Directors is currently comprised of seven directors, four of whom are independent.  One of our independent directors and  member of the Audit Committee and the Compensation Committee, Robert S. Kopriva, will not stand for reelection at the Annual Meeting and will no longer serve on our Board or any of our Board committees after the Annual Meeting. The Board has four standing committees with separate chairs - the Audit, Compensation, Nominating and Governance and Executive Committees.  A majority of the members of each of the Audit, Compensation, Nominating and Corporate Governance Committee are independent directors.  Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics.  Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Board Independence

Our Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of NASDAQ.  In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or our independent registered public accounting firm.  Based on its review, the Board determined that each of Messrs. Galante, Goldman, Hoogenkamp, Kopriva, Schweitzer and Woog is independent under the NASDAQ criteria for independent board members.

Board Meetings and Committee Meetings

During 2014, the Board held 14 meetings and each director attended at least 75% of those meetings during the period that he was a director.  Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our Board has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are David Goldman, Robert C. Schweitzer, and Robert S. Kopriva.  Each of Messrs. Goldman, Schweitzer, and Kopriva is independent under NASDAQ’s independence standards for audit committee members.  The Board has determined that each of Messrs. Goldman, Schweitzer, and Kopriva, is an “audit committee financial expert”, as defined by the rules of the SEC.  The charter of the Audit Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Audit Committee met 9 times in 2014 and each member of the Audit Committee attended at least 90% of those meetings.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The members of the Compensation Committee are Robert C. Schweitzer, Robert S. Kopriva and Peter A. Woog.  Each of Messrs. Schweitzer, Kopriva and Woog is independent under NASDAQ’s independence standards for compensation committee members.  Our chief executive officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers.  The Compensation Committee seeks input on certain compensation policies from the chief executive officer.  The charter of the Compensation Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  In 2014, the Compensation Committee met 6 times and all members of the Compensation Committee attended each of the meetings.

In fulfilling its duties and responsibilities, the Compensation Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Compensation Committee's independent executive compensation consultant.  The Committee at all times exercises independent discretion in its executive compensation decisions.

The Compensation Committee (through its outside legal counsel) engaged Mercer, a leading global independent human resources and compensation consulting firm, to assist the Compensation Committee and outside legal counsel in the structuring and drafting of the 2014 Plan.  The services of Mercer included providing comparative market data regarding equity incentive plan practices.  The Compensation Committee has further engaged Mercer to assist the Compensation Committee going forward in its monitoring, review, and evaluation of the 2014 Plan and to provide assistance and guidance to the Compensation Committee on executive officer and director compensation matters.  Use of this outside consultant is an important component of the compensation setting process, as it will further enable the Compensation Committee to make informed decisions based on market data and practices.  Mercer reports directly to the Compensation Committee.  The Compensation Committee has sole authority for the appointment, removal, replacement, compensation, and oversight of Mercer for executive officer and director compensation matters.

Executive Committee

The primary function of the Executive Committee is to exercise the power and authority of the Board as may be necessary during the intervals between meetings of the Board, subject to such limitations as are provided by law or by resolution of the Board.  The members of the Executive Committee are Baruch Halpern, Henk W. Hoogenkamp, Robert C. Schweitzer and W. John Short.  There is no charter for the Executive Committee.  Each of Messrs.  Hoogenkamp and Schweitzer is independent under NASDAQ’s independence standards.  In 2014, the Executive Committee held 1 meeting.

Special Committee

On April 20, 2015, the Board established a Special Committee.  The primary functions of the Special Committee are to actively engage with management on strategic planning and to review and evaluate potential strategic transactions, with the goal of improving our performance and shareholder value.  The members of the Special Committee are David Goldman, Robert C. Schweitzer and Peter A. Woog, each of whom is independent under NASDAQ’s independence standards.  There is no charter for the Special Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof.  The members of the Nominating and Governance Committee are David Goldman, Henk W. Hoogenkamp and Peter A. Woog.  Each of Messrs. Goldman, Hoogenkamp and Woog is independent under NASDAQ’s independence standards.  The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Nominating and Governance Committee met 3 times in 2014 and all members of this committee at the time of a meeting attended each of these meetings.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director.  Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts.  In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment.  The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders.  Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
•	Directors should have reputations, both personal and professional, consistent with our image and reputation.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders.  All of our current directors who were directors at the time of the 2014 Annual Meeting of Shareholders attended such meeting.

Director Compensation

During 2014, the Compensation Committee engaged Mercer (through outside legal counsel) to review the current compensation of the executive management and directors. On August 19, 2014, after reviewing Mercer’s report with respect to Mercer’s compensation analysis methodology, compensation analysis results, peer company short and long-term incentive plan prevalence and equity plan design, the Compensation Committee approved the Mercer report in all material respects. In furtherance of implementing the Mercer report recommendations, the Compensation Committee approved the cash compensation fees reflected in the table below for 2014.  Non-employee directors receive the following cash consideration for serving as directors and as members of committees of our Board of Directors:

	General Board Service ($)	Executive Committee ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen-sation Committee ($)	Nutra SA Management Committee Meeting ($)
General board service - all directors	35,000	-	-	-	-	-
Service as Chairman	40,000	-	-	-	-	-
Committee Assignments:
Committee Chair	-	16,000	16,000	8,000	8,000	-
Members	-	3,000	6,000	3,000	3,000	2,000
Meeting Attendance Fees:
Full Board:
In-person face-to-face	1,500	-	-	-	-	-
Telephonic	750	-	-	-	-	-

In addition to the fees reflected in the table above, non-employee directors receive a fee for attendance of management committee meetings of our Nutra SA subsidiary.  The fee is $6,000 per meeting attended in Brazil and $1,500 per meeting attended in the United States.

If a director chairs the Board and the Executive Committee, the $16,000 Executive Committee chair fee is not paid.

We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

In furtherance of implementing the Mercer report recommendations, the Compensation Committee approved an annual fixed value grant and a one-time grant for uncompensated services during 2014 as follows.  Each non-employee director automatically received an annual fixed grant of $40,000 (Chairman received $50,000) in the form of restricted shares under the 2014 Equity Incentive Plan (2014 Plan). The restricted shares vest over a one year period.  The annual grant is made commensurate with the annual shareholder meeting.  If a director becomes a member of the Board after the annual grant, the director will receive a pro rata portion of the fixed annual grant based upon the months remaining in the year after the director was elected.

In addition to the annual fixed grant for the service period ending in June 2015, a one-time fixed value grant of $40,000 ($50,000 for the Chairman) was awarded to Directors elected at the 2013 annual shareholder meeting in recognition of foregone equity grants during the previous year.  The prior automatic stock option grant of 5,000 options under the 2010 Plan was suspended by the Board for 2014 which resulted in Directors not receiving any equity consideration for their services during such period until the one-time fixed value grant was approved by the Compensation Committee in August 2014.  For Directors not elected at the previous annual meeting, the fixed value grant was $20,000.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2014 who served on the Board during the year:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Stocks Awards ($) (3)	All Other Compen-sation ($)
David Goldman	71,734	-	80,000	-
Baruch Halpern	62,033	-	80,000	-
Henk W. Hoogenkamp	64,337	-	80,000	-
Robert S. Kopriva	64,516	-	60,000	-
Robert C. Schweitzer	108,764	-	100,000	-
Peter A. Woog	70,399	-	60,000	-

(1)	Amounts shown in this column reflect the annual aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	Restricted stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period. In August 2014, under the 2014 Equity Incentive Plan, the Board’s Compensation Committee approved for the directors a one-time stock grant for shares that vest immediately and an annual 2015 stock grant that vest on the earlier of (1) one year from the grant date of August 19, 2014 or (2) one day prior to the next annual shareholder meeting. The number of shares of common stock were determined in accordance with the 2014 Plan using a volume weighted average price of $4.77 per share at the grant date. The shares from the one-time grant and the annual period ending 2015 grant were awarded to directors named in the table as follows: David Goldman, 8,386 and 8,386; Baruch Halpern, 8,386 and 8,386; Henk W. Hoogenkamp, 8,386 and 8,386; Robert S. Kopriva, 4,195 and 8,386; Robert Schweitzer, 10,482 and 10,482; and Peter A. Woog, 4,193 and 8,386.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Any waivers of any provision of this code for our directors or officers may be granted only by the Board or a committee appointed by the Board. Any waivers of any provisions of this code for an employee or a representative may be granted only by our chief executive officer or principal accounting officer. We will provide any person, without charge, a copy of this Code. Requests for a copy of the code may be made by writing to RiceBran Technologies at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253, Attention: Secretary.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

 PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), our shareholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders.  The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Marcum LLP (Marcum) has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2015.  Shareholder ratification of Marcum as our independent registered public accounting firm is not required by our Bylaws or otherwise.  The Board is seeking such ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of Marcum as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2015.  Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders.  We expect a representative of Marcum to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firms.

Marcum fees are summarized below:

	2014	2013
Audit fees	$258,300	$-
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$258,300	$-

BDO fees are summarized below:

	2014	2013
Audit fees	$212,405	$408,861
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$212,405	$408,861

Audit fees

Audit fees relate to services related to the audit of our financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and consents and assistance in connection with other filings, including statutory audits.

Audit-related fees

There were no audit related fees in 2014 or 2013.

Tax fees

There were no tax fees in 2014 or 2013.

All other fees

There were no other fees in 2014 or 2013.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services.  All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above for 2014 and 2013 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 31, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with Marcum LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The committee also received the written disclosures and the letter from Marcum LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent accountant’s communications with the committee concerning independence, and has discussed with Marcum LLP the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.  The committee and the Board have also recommended, subject to shareholder ratification, the selection of Marcum LLP as our independent registered public accounting firm for 2015.

Respectfully submitted,

Audit Committee of the Board of Directors

David Goldman
Robert S. Kopriva
Robert C. Schweitzer

EXECUTIVE OFFICERS

W. John Short, 66, has served as our chief executive officer and director since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc. and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.

Jerry Dale Belt, 57, has served as our chief financial officer, chief accounting officer and executive vice president since June 2010.  He has also served as our secretary since December 2011.  Mr. Belt is a certified public accountant, a certified turnaround professional, and a certified insolvency and restructuring advisor with 37 years of experience in finance and accounting in both public and private industry.  He had been our financial advisor from November 2009 to June 2010.  From September 2008 through June 14, 2010, Mr. Belt served as managing director of restructuring for Sierra Consulting Group, a provider of turnaround, receivership, and consulting services.  From 2002 through 2008, Mr. Belt served as managing director for FTI Consulting, Inc., a global business advisory firm.  Mr. Belt began his restructuring career in 1999 with PricewaterhouseCoopers.  Mr. Belt has consulted with companies ranging from startups to large multi-national enterprises.  Prior to 1999, Mr. Belt served for 15 years in numerous senior management positions in privately held enterprises.  From 1978 to 1984, Mr. Belt spent 6 years in the audit group of Coopers & Lybrand, conducting attestation services for large corporations.

Mark McKnight, 49, has served as our senior vice president of sales & marketing since November 2014 and as president of our wholly owned subsidiary Healthy Natural, Inc. (HN) since January 2014. From January 2014 to November 2014, Mr. McKnight served as our senior vice president of contract manufacturing.  Mr. McKnight founded HN and was the CEO and Chairman of HN since 2008.  Mr. McKnight started developing unique product formulations in 1995 and has developed successful products that cover three key channels of distribution, including MLMs, health food stores and mass retailers.  Mr. McKnight has been in the natural products industry since 1993, and he is a current member of the Natural Products Association and the Institute for Food Technologists.

Robert D. Smith, Ph.D.,54, has served as our senior vice president of operations and R&D since November 2014 and as senior vice president of sales and business development from November 2013 to November 2014, and was senior vice president of business development from March 2012 to November 2013.  Dr. Smith brings over 20 years’ experience managing research and development and business development in the Ag-biotech industry.  He served as director of business development at HerbalScience Group from 2007 to 2010 and worked at Affynis LLC from 2010 to 2012 as a consultant.  Dr. Smith has also served as director of research and developments at Global Protein Products Inc. and PhycoGen Inc., and was project leader at Dekalb Genetics, a Monsanto Company.  Dr. Smith was a research assistant professor at the Ag-Biotech Center at Rutgers University and did his post-doctoral work in plant molecular biology at the University of Missouri-Columbia.  He holds a doctor of philosophy degree in molecular genetics and cell biology from the University of Chicago and a bachelor of arts degree in biology from the University of Chicago.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components:  (i) establish competitive base salaries to attract qualified talent, and (ii) evaluate performance and grant performance-based bonuses that may include equity and cash components.  We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber.  Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance.  We review other public reports and take into account the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels.  Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

In 2014, Mercer was engaged (through outside legal counsel) to benchmark the compensation of executive officers and gather market information regarding short and long-term incentive practices.  Comparable market data was gathered from published surveys and a peer group of publicly-traded companies similar in size and industry to the Company.  After review and consideration of the Mercer report, the Board’s Compensation Committee approved the recommendations made with regard to both the cash and equity compensation.  Included in Mercer’s recommendations relative to executive officer equity-based compensation was an annual grant of stock options and restricted stock.  In addition, a one-time grant of restricted shares was also awarded to executive officers covering the past year for which no equity compensation had been received.  The information provided to the Compensation Committee was utilized and will continue to be utilized to set appropriate pay levels and long term incentive awards for executive officers.

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered to us in all capacities during fiscal year 2014 and 2013 to (i) each person who served as our chief executive officer during fiscal 2014; (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2014 and whose total compensation for such year exceeded $100,000; and (iii) up to two additional individuals for whom disclosures would have been provided in this table, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2014 (sometimes referred to collectively as the “named executive officers”).

Name and Principal Position	Year	Salary ($) (2)	Option Awards ($) (1)	Stock Awards ($) (1)	Nonequity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
W. John Short, President and Chief	2014	383,654	196,822	607,961	150,000	53,818	1,392,255
Executive Officer (2)	2013	375,000	-	-	426,157	52,888	854,045

Jerry Dale Belt, Chief Financial Officer	2014	255,000	66,918	206,706	50,000	7,800	586,424
and Secretary	2013	255,000	-	-	157,191	7,504	419,695

Mark McKnight, Senior Vice President	2014	198,462	-	-	315,791	17,985	532,238
of Sales & Marketing	2013	-	-	-	-	-	-

Robert D. Smith, Senior Vice President	2014	174,038	30,618	94,576	50,000	18,307	367,539
of Operations and R&D (2)	2013	139,425	-	-	30,849	4,413	174,687

(1)	Option and stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period. The assumptions used to calculate the fair value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2014.
(2)	As further described in the Narrative Disclosure to the Summary Compensation Table below, Mr. Short’s salary increased to $400,000 as of August 23, 2014 and on January 1, 2014 Dr. Smith’s salary increased to $175,000.
(3)	This column includes bonuses as further described in the Narrative Disclosure to the Summary Compensation Table below.
(4)	All other compensation consists of the following amounts for 2014 and 2013:

	2014
	Mr. Short	Mr. Belt	Mr. McKnight	Dr. Smith
	($)	($)	($)	($)
Life insurance premiums	19,316	-	-	-
Commuting expense reimbursements	26,702	-	-	-
Relocation expense reimbursements	-	-	10,185	11,063
401(k) safe harbor contribution	7,800	7,800	7,800	7,244
Total	53,818	7,800	17,985	18,307

	2013
	Mr. Short	Mr. Belt	Mr. McKnight	Dr. Smith
	($)	($)	($)	($)
Life insurance premiums	19,314	-	-	-
Commuting expense reimbursements	25,924	-	-	-
Relocation expense reimbursements	-	-	-	-
401(k) safe harbor contribution	7,650	7,504	-	4,413
Total	52,888	7,504	-	4,413

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the employment agreements we entered into with each of the named executive officers and current executive officers.

W. John Short, President and Chief Executive Officer

On July 6, 2009, we entered into an employment agreement with W. John Short. The term of the employment agreement, as amended, extended through November 30, 2014, and the term extends automatically for successive one-year terms unless either we or Mr. Short notifies the other in writing at least 180 days prior to the expiration of the then-effective term of our or his intention not to renew the employment agreement.  Consistent with the Mercer report recommendations, Mr. Short’s annual salary of $375,000 was increased to $400,000 on August 23, 2014.  Mr. Short is entitled to a one-time cash bonus of $150,000 and reimbursement if his family relocates to Arizona, and he is reimbursed for reasonable expenses for commuting between Arizona and Oregon.  We maintain a $5,000,000 life insurance policy on Mr. Short’s life during the term of his employment for the sole benefit of Mr. Short and his wife.  Mr. Short may be eligible to earn an annual bonus each year up to 75% of his annual salary and a discretionary bonus each year up to 100% of his annual salary, with the actual amount and requirements of these bonuses to be determined by our Board or Compensation Committee.

In December 2013, Mr. Short earned a bonus under a cash incentive bonus plan approved by the Board covering nearly all employees.  This plan, as amended, provided for payments to employees, still employed at the time of payments, when (i) we are cash flow positive, and (ii) cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of $300,000 to Mr. Short.

In addition, in December 2013, our Board approved payments under our executive bonus plan which provided for payments to senior managers, still employed at the time of payments, when cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a bonus of $126,158 to Mr. Short.

In June 2014, the Board approved a $150,000 executive bonus plan payment for Mr. Short.  In August 2014, the Board approved a stock grant for Mr. Short consisting of 123,821 shares and a stock option to purchase up to 45,892 shares of common stock at an exercise price equal to $4.77 per share.  The stock grant vests in its entirety on August 19, 2017. The stock options vest and become exercisable monthly in equal installments over the 36 months ending August 19, 2017.

For a description of the termination and change in control provisions of Mr. Short’s employment agreement, see “Termination and Change in Control Arrangements”.

Jerry Dale Belt, Chief Financial Officer and Secretary

On June 8, 2010, we entered into an employment agreement with Mr. Belt.  As amended, the agreement’s term extends through June 1, 2015.  Mr. Belt’s current salary under the employment agreement is $255,000.  Mr. Belt may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board or Compensation Committee.

In December 2013, Mr. Belt earned a bonus under a cash incentive bonus plan approved by the Board covering nearly all employees.  This plan, as amended, provided for payments to employees, still employed at the time of payments, when (i) we are cash flow positive, and (ii) cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a $100,000 bonus to Mr. Belt.

In addition, in December 2013, our Board approved payments under our executive bonus plan which provided for payments to senior managers, still employed at the time of payments, when cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a bonus of $57,191 to Mr. Belt.

In June 2014, the Board approved a $50,000 executive bonus plan payment for Mr. Belt.  In August 2014, the Board approved a stock grant for Mr. Belt consisting of 42,099 shares and a stock option to purchase up to 15,603 shares of common stock at an exercise price equal to $4.77 per share. The stock grant vests in its entirety on August 19, 2017. The stock options vest and become exercisable monthly in equal installments over the 36 months ending August 19, 2017.

Robert D. Smith, Senior Vice President of Operations and R&D

Dr. Smith’s current annual salary is $175,000.  Dr. Smith may be eligible to earn an annual bonus as determined by our Board or Compensation Committee.

In December 2013, our Board approved payments under our executive bonus plan which provided for payments to senior managers, still employed at the time of payments, when cash was available for the payments as determined by our Board at its sole discretion.  In December 2013, our Board approved payment of these bonuses, including a bonus of $30,849 to Dr. Smith.

In connection with his employment, we granted Dr. Smith a stock option to purchase up to 3,750 shares of common stock at an exercise price equal to $28.00 per share.  The option vested as to 33.3% of the underlying shares on both December 31, 2012 and December 31, 2013, and the remainder vested December 31, 2014.  In October 2012, the exercise price on the option held by Dr. Smith was lowered from $28.00 per share to $16.00 per share.

In June 2014, the Board approved a $50,000, merit based bonus for Dr. Smith.  In August 2014, the Board approved a stock grant for Dr. Smith consisting of 19,262 shares and a stock option to purchase up to 7,139 shares of common stock at an exercise price equal to $4.77 per share.  The stock grant vests in its entirety on August 19, 2017. The stock options vest and become exercisable monthly in equal installments over the 36 months ending August 19, 2017.

Mark McKnight, Senior Vice President of Sales & Marketing

On September 20, 2013, we entered into an employment agreement with Mr. McKnight which became effective on January 2, 2014 upon the closing of our acquisition of HN.  Mr. McKnight’s term of employment runs through December 31, 2018.  Pursuant to the employment agreement, we agreed to pay Mr. McKnight an annual salary of $200,000.  Mr. McKnight may be eligible to earn a quarterly bonus each quarter in an amount up to $85,000 and an annual bonus up to $200,000 per year if HN meets certain financial targets as defined in his employment agreement.  Mr. McKnight also received reimbursement of reasonable expenses incurred during his relocation to Arizona. In 2014, Mr. McKnight earned $315,791 in bonuses under his employment agreement.

For a description of the termination and change in control provisions of Mr. McKnight’s employment agreement, see “Termination and Change in Control Arrangements”.

Equity Compensation Arrangements

2005 Equity Incentive Plan

The Board adopted the 2005 Equity Incentive Plan (2005 Plan) in May 2005 and our shareholders approved the 2005 Plan in September 2005.  Under the terms of the 2005 Plan, we could grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to us on such terms as are determined by the Board.  A total of 50,000 shares of common stock were reserved for issuance under the 2005 Plan.  During 2014 and 2013, no grants were made under the 2005 Plan.  As of December 31, 2014, options to purchase a total of 27,200 shares were outstanding.  In 2012, the Board determined that no additional grants will be made under the 2005 Plan.  Options granted under the 2005 Plan have terms of up to 10 years.  Our Board administered the 2005 Plan, determined vesting schedules on plan awards and could accelerate their schedules for award recipients.

2010 Equity Incentive Plan

The Board adopted our 2010 Equity Incentive Plan (2010 Plan) in February 2010. A total of 125,000 shares of common stock were initially reserved for issuance under the 2010 Plan.  The amount reserved increased annually each January 1st by 5% of the outstanding shares as of the prior December 31st.  Additionally, in 2011 the Board approved a 40,000 share increase in the number of shares of common stock reserved under the 2010 Plan.  Under the terms of the 2010 Plan, we could grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services on such terms as are determined by the Board.  As of December 31, 2014, options to purchase a total of 93,158 shares were outstanding.  On December 4, 2013, the Board determined that no additional grants will be made under the 2010 Plan.  The Board administered the 2010 Plan, determined vesting schedules on plan awards and could accelerate the vesting schedules for award recipients.  The options granted under the 2010 Plan have terms of up to 10 years.

2014 Equity Incentive Plan

The Board adopted our 2014 Equity Incentive Plan (2014 Plan) in August 2014, after the plan was approved by shareholders.  A total of 1,600,000 shares of common stock were initially reserved for issuance under the plan.  Under the terms of the plan, we may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services on such terms as are determined by the Board.  Our Board administers the plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients.  The options granted under the plan have terms of up to 10 years.  As of December 31, 2014, options to purchase 141,134 have been issued and remain outstanding, 281,620 common shares have been issued and remain outstanding and 1,177,246 shares are reserved for future issuance.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards

The following table provides information as of December 31, 2014, regarding equity awards held by each of our named executive officers.

		Option Awards
		# of Securities Underlying Unexercised Options	# of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
		(# Exercisable)	(# Un-exercisable)	(#)	($/sh)	Date
W. John Short		25,000	-	-	16.00	7/6/2019
		10,000	-	-	16.00	7/7/2020
		15,000	-	-	16.00	7/7/2020
	(1)	1,719	-	-	16.00	4/25/2022
	(2)	5,100	40,792	-	4.77	8/19/2024

Jerry Dale Belt		5,000	-	-	16.00	6/15/2020
		7,500	-	-	16.00	6/15/2020
	(1)	1,169	-	-	16.00	4/25/2022
	(2)	1,732	13,871	-	4.77	8/19/2024

Robert D. Smith		3,750	-	-	16.00	3/27/2022
	(2)	792	6,347	-	4.77	8/19/2024

(1)	Awards granted in lieu of salary for 2012.
(2)	Shares underlying the option vest and become exercisable monthly in equal installments over the 36 months ending August 19, 2017.

Termination and Change in Control Arrangements

We have entered into employment agreements with Mr. Short, Mr. Belt and Mr. McKnight that require us to provide compensation to them upon termination of their employment with us or a change in control of the Company. Regardless of the manner in which their employment terminates, they will be entitled to receive amounts earned during the term of their employment. Such amounts include:

•	the portion of their current annual base salary and bonuses which have accrued through the date of termination;

•	vested stock options; and

•	payment for accrued but unused vacation.

In addition, immediately before a Change of Control Transaction as defined in the 2010 Plan, all stock options granted pursuant to the 2010 Plan will vest and become fully exercisable. Under the 2010 Plan, a “Change of Control Transaction” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by our then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of its assets; or (iii) the consummation of a merger or consolidation of the Company or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in our voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

In addition, under the 2014 Plan, in the event of a Change of Control Transaction as defined in the 2014 Plan, except as otherwise provided by the Compensation Committee (Committee) in an award agreement or otherwise in writing, unvested awards will not vest and will be treated by in accordance with one of the following methods as determined by the Committee:

(a)	Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or, the Committee may terminate all outstanding and unexercised stock options or any other stock-based award that provides for a participant-elected exercise, effective as of the date of the Change in Control Transaction, by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the Change in Control Transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control Transaction, each such participant shall have the right to exercise in full all of such exercisable awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the acquisition event, and, provided that, if the acquisition event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. In the event of an Change in Control Transaction, the Committee may terminate any exercisable award for which the exercise price is equal to or exceeds the fair market value on the date of the Change in Control Transaction without payment of consideration therefor; and restricted stock or other awards may, where appropriate in the discretion of the Committee, receive the same distribution as other common stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional restricted stock or any other award in lieu of any cash distribution.

(b)	Awards may be canceled in exchange for an amount of cash equal to the change in control price (price per share of common stock paid in the Change in Control Transaction) per share of common stock covered by such awards, less, in the case of an appreciation award, the exercise price per share of common stock covered by such award.

(c)	Appreciation awards may be cancelled without payment, if the change in control price is less than the exercise price per share of such appreciation awards.

Under the 2014 Plan, a “Change of Control Transaction” means the occurrence of any of the following: (a) acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board, calculated on a fully diluted basis after giving effect to such acquisition; (b) election of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) members of the Board on the effective date and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date; provided that any person nominated for election by a Board at least two-thirds of which consisted of persons described in clauses (i) or (ii) or by persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of persons described in clause (i); (c) sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person.

In addition to the consideration described above, the amount of compensation payable to each of Mr. Short, Mr. Belt and Mr. McKnight under their respective employment agreements following termination or a change of control is discussed below.

W. John Short

Termination for Disability. In the event we terminate Mr. Short’s employment because of his Disability, Mr. Short is entitled to a lump sum cash payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Disability” is defined as Mr. Short’s substantial inability to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12-month period, due to a physical or mental disability.

Termination Without Cause, for Good Reason, Non-renewal of Employment Agreement, for Death or for Work Related Disability. In the event Mr. Short’s employment is terminated (i) by us other than for “cause”, (ii) because we elect to not renew his employment agreement at the end of its term, (iii) Mr. Short terminates his employment for “good reason”, (iv) due to Mr. Short’s death or (v) due to Mr. Short’s “work related disability”, Mr. Short shall be entitled to:

•	a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination (such amount, the Short Severance Payment);

•	his option to purchase a total of 25,000 shares of common stock, expiring July 5, 2019, immediately vests in full and remains exercisable for 2 years following the date of termination; and

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which remains uncured for 30 days after written notice of the breach is delivered to Mr. Short, (ii) Mr. Short has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Short has committed, as determined by our Board in good faith, or has been convicted of fraud, moral turpitude, embezzlement, theft, other criminal conduct or any felony, (iv) Mr. Short habitually misuses alcohol, drugs, or any controlled substance, or (v) Mr. Short breaches his proprietary information agreement with us.

“Good Reason” is defined as (i) any material breach by us of Mr. Short’s employment agreement; (ii) a material reduction of his duties or responsibilities, or the assignment of duties or responsibilities to Mr. Short that are not consistent or commensurate with his position as chief executive officer or (iii) any reduction of Mr. Short’s base salary.

“Work-Related Disability” shall mean that Mr. Short, due to a physical disability that arises out of or is incurred in connection with his employment, has been substantially unable to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12 month period; provided, that a “Work-Related Disability” shall not include a disability arising from, or resulting from, stress, mental, nervous, behavioral or emotional disorders, or related conditions or from alcohol, drug, or controlled substance abuse or misuse.

Termination in Connection With a Change of Control. In the event that Mr. Short resigns or is terminated within 60 days before and 90 days after a Change of Control (as defined below), Mr. Short shall be entitled to:

•	a cash lump sum payment equal to the Short Severance Payment;

•	his options to purchase a total of 25,000 shares of common stock, expiring July 5, 2019, shall immediately vest in full and remain exercisable for 2 years following the date of termination;

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon; and

•	a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Short’s base salary and target bonus level for the year in which the termination occurs and (ii) an amount equal to the Short Severance Payment.

“Change of Control” is defined as the occurrence of any of the following events: (i) the consummation of a merger or consolidation of the Company with any other entity which results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any such person or group of persons.

Jerry Dale Belt

Termination Without Cause, for Good Reason, or Death. In the event Mr. Belt’s employment is terminated (i) by us other than for Cause, (ii) by Mr. Belt for Good Reason, or (iii) due to Mr. Belt’s death, Mr. Belt shall be entitled to a cash lump sum payment in an amount equal to the base salary that Mr. Belt would have been paid had he remained employed for the 180 day period following the date of his termination (the Belt Severance Payment).

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) Mr. Belt has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Belt has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) Mr. Belt habitually misuses alcohol, drugs, or any controlled substance, (v) Mr. Belt breaches his proprietary information agreement, or (vi) Mr. Belt fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of Mr. Belt’s employment agreement; (ii) a material reduction of Mr. Belt’s duties or responsibilities, or the assignment of duties or responsibilities to Mr. Belt that are not consistent or commensurate with his position as chief financial officer or (iii) any reduction of Mr. Belt’s base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

Termination in Connection With a Change of Control. In the event that Mr. Belt resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Belt shall be entitled to:

•	a cash lump sum payment equal to the Belt Severance Payment;

•	his options to purchase a total of 12,500 shares of common stock, expiring June 15, 2020, shall immediately vest in full and remain exercisable for a period of 90 days following termination; and

•	a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Belt’s base salary for the year in which the termination occurs and (ii) an amount equal to the Belt Severance Payment.

Mark McKnight

Termination Without Cause, for Good Reason, or Disability or Death.  In the event Mr. McKnight’s employment is terminated (i) by us other than for Cause, (ii) by Mr. McKnight for Good Reason, or (iii) due to Mr. McKnight’s disability or death, Mr. McKnight shall be entitled to a cash lump sum payment in an amount equal to all previously accrued but unpaid compensation plus the base salary that Mr. McKnight would have been paid through December 31, 2018, but no more than six months of base salary shall be paid to Mr. McKnight in the event of Mr. McKnight’s disability and no more than twelve months of base salary shall be paid to Mr. McKnight for termination without Cause, for Good Reason or for death.  In addition, Mr. McKnight shall receive quarterly bonus payments through December 31, 2018 on any bonus payments he would have earned based on HN meeting certain financial targets; provided that the quarterly bonus payments due to Mr. McKnight will be due only through the earlier of December 31, 2018 or the six month anniversary of Mr. McKnight’s termination if such termination was due to his disability.

“Cause” is defined as (i) a material breach of the terms of Mr. McKnight’s employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) Mr. McKnight’s gross negligence or material willful or gross misconduct in the performance of his duties, (iii) Mr. McKnight has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) Mr. McKnight habitually misuses alcohol, drugs, or any controlled substance, or (v) Mr. McKnight breaches his proprietary information agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of Mr. McKnight’s employment agreement; (ii) a material reduction of Mr. McKnight’s duties or responsibilities, or the assignment of duties or responsibilities to Mr. McKnight that are not consistent or commensurate with his position as our senior vice president or president of HN, or (iii) any reduction of Mr. McKnight’s base salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 30, 2015, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors and director nominees, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after April 30, 2015, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other shareholder.  Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 6720 N. Scottsdale Rd, Suite 390, Scottsdale, AZ 85253.

	Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage (1)
Gregory J. Vislocky 7700 NE Parkway Drive Vancouver, WA 98662	517,684	5.52%
Stephen D. Baksa (2) 2 Woods Lane Chatham, NJ 07928	486,910	5.11%
W. John Short (3)	211,399	2.24%
David Goldman (4)	41,385	*
Baruch Halpern (5)	737,773	7.85%
Henk W. Hoogenkamp (6)	34,470	*
Robert S. Kopriva	12,579	*
Robert C. Schweitzer (7)	36,027	*
Peter A. Woog (8)	27,579	*
Jerry Dale Belt (9)	70,100	*
Mark McKnight	451,850	4.81%
Robert D. Smith, PhD (10)	24,992	*

All directors and executive officers as a group (10 persons) (11)	1,648,154	17.33%

(1)	The applicable percentage of ownership is based on 9,386,822 shares of our common stock outstanding as of April 30, 2015, together with shares issuable upon exercise of options and warrants exercisable within 60 days of April 30, 2015.
(2)	Includes 139,047 shares issuable upon exercise of warrants.
(3)	Includes 1,250 shares held by the KAWJS Trust, and 64,469 shares issuable upon exercise of options held by Mr. Short.
(4)	Includes 7050 shares held by the David Goldman & Lois A Goldman TRS FBO GOLDMAN FAMILY TRUST UA 04/23/2004, 3,000 shares issuable upon exercise of warrants and 6,563 shares issuable upon exercise of options held by Mr. Goldman.
(5)	Includes 58,872 shares held by the Baruch Halpern Revocable Trust, 610,268 shares held by The Shoshana Shapiro Halpern Revocable Trust, 6,996 shares issuable upon exercise of options.
(6)	Includes 8,745 shares issuable upon exercise of options.
(7)	Includes 6,563 shares issuable upon exercise of options and 4,000 shares issuable upon exercise of warrants.
(8)	Includes 15,000 shares held by the Woog Family Limited Partnership.
(9)	Includes 18,001 shares issuable upon exercise of options.
(10)	Includes 5,730 shares issuable upon exercise of options.
(11)	Includes 117,067 shares issuable upon exercise of stock options and 7,000 shares issuable upon exercise of warrants.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2014, certain information with respect to our 2005 Equity Incentive Plan, 2010 Equity Incentive Plan, and 2014 Equity Incentive Plan, and with respect to certain other options as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	168,334	$6.59	1,177,246	(1)
Equity compensation plans not approved by shareholders	101,308	21.31	-	(2)
Total	269,642	$12.12	1,177,246

(1) Represents shares reserved for future issuance under our 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.  In 2012, the Board determined that no additional grants will be made under the 2005 Plan.
(2) Represents shares reserved for future issuance under our 2010 Equity Incentive Plan.  On December 4, 2013, the Board determined that no additional grants will be made under the 2010 Plan.

A description of our 2005 Equity Incentive Plan, 2010 Equity Incentive Plan, and 2014 Equity Incentive Plan is set forth above under “Equity Compensation Arrangements”.  The per share exercise prices of the options on our common stock outstanding pursuant to compensation arrangements that have not been approved by our shareholders vary from $4.77 to $242.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction).  Each Related Party Transaction that occurred since January 1, 2014, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation”, we believe that there have been no Related Party Transactions since January 1, 2014, other than those described below.

Transactions with Baruch Halpern

Entities beneficially owned by Baruch Halpern, our director, invested $2,600,000 in our subordinated convertible notes and related warrants prior to 2014.  During 2014, and the four months ended April 30, 2015, we paid $121,582 and $49,315 of interest on subordinated notes beneficially owned by Mr. Halpern.

In addition, warrants beneficially owned by Mr. Halpern for the purchase of up to 231,397 shares of common stock ($14.00 per share exercise price with expirations between January 2017 and August 2017), related to the subordinated convertible notes were cancelled in exchange for 710,055 shares of our common stock which issued on May 30, 2014.

Transactions with W. John Short

W. John Short, our chief executive officer and director, invested in our subordinated convertible notes and related warrants $25,000 in January 2012 and $25,000 in April 2013.  During 2013, and the six months ended June 30, 2014, we paid approximately $2,350 of interest on the convertible notes.  In June 2013, Mr. Short made an election to be paid in stock, rather than cash, for interest accruing under the notes from February 2013 through June 2014.  In connection with the election, in 2013 we (i) issued to Mr. Short 82 shares of common stock and (ii) issued a PIK warrant with 234 underlying shares of common stock, and increased the shares underlying Mr. Short’s convertible notes by 234 shares as payment for interest accruing under the convertible notes from February 2013 through October 2013.

In addition, warrants beneficially owned by Mr. Short for the purchase of up to 3,806 shares of common stock ($14.00 per share exercise prices and expirations of July 2017 and May 2018), including the PIK warrant, were cancelled in exchange for 12,777 shares of our common stock which were issued on May 30, 2014.

Transactions with Mark McKnight

In January 2014, we purchased all of the outstanding shares of HN for $2,000,000 ($1,800,000 cash and $200,000 in holdback), plus promissory notes for $3,250,000 with an annual interest rate of 1%.  Mark McKnight, our current senior vice president of sales & marketing and president of HN, and his wife collectively owned a majority interest in HN prior to the acquisition.  In connection with our acquisition of HN, Mark McKnight received $670,000 and a promissory note for $1,350,000 and Nicole McKnight, his wife, received $670,000 and a promissory note for $1,350,000.  We had the option to pay principal and accrued interest under the notes in either cash or in our common stock. On May 30, 2014, we issued 225,925 shares of common stock to settle Mark McKnight’s note and 225,925 shares of common stock to settle Nicole McKnight’s note.  The notes were converted at a conversion price of $6.00 per share.

On January 17, 2014, we entered into a 5% unsecured promissory note with Nicole McKnight for $132,987, with $66,500 plus accrued interest due on December 31, 2014, with the remaining principal and accrued interest due on December 31, 2015. We paid all principal and interest due under the note in October 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2014, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except as follows: two Form 4s for W. John Short, reporting two transactions, were filed late; a Form 4 for Robert S. Kopriva, reporting one transaction, was filed late, a Form 4 for Mark McKnight, reporting one transaction, was filed late and a Form 4 for Baruch Halpern, reporting one transaction, was filed late.

OTHER BUSINESS

Our management knows of no other business to be brought before the 2015 Annual Meeting of Shareholders.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, without charge, by writing to J. Dale Belt, our corporate secretary, at our principal executive offices at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253.

By Order of the Board of Directors

J. Dale Belt Secretary

Scottsdale, Arizona April 30, 2015

ANNUAL MEETING OF SHAREHOLDERS OF

RiceBran Technologies

June 24, 2015
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement
is available at http://www.ricebrantech.com/Investor Relations

PROXY VOTING INSTRUCTIONS

Company Number:_____________________   Account Number:__________________________

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
1.	Election of Directors:
☐	W. John Short
☐	Marco V. Galante
☐	David Goldman
☐	Baruch Halpern
☐	Henk W. Hoogenkamp
☐	Robert C. Schweitzer
☐	Peter A. Woog
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.	To approve, on a nonbinding advisory basis, the compensation of our named executive officers.
3.	Ratify appointment of Marcum LLP as RiceBran Technologies’ independent registered public accounting firm for fiscal year 2015.
4.	To transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 24, 2015 9:00 A.M. (Local Time)
Scottsdale Plaza Resort
7200 North Scottsdale Road
Scottsdale, AZ 85253

Presentation of this card is required

for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RiceBran Technologies

Name:

Address:

Non-Transferable

RiceBran Technologies

6720 N. Scottsdale Road, Suite 390
Scottsdale, Arizona 85253

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of RiceBran Technologies, a California corporation (the "Company"), hereby appoints W. John Short and J. Dale Belt, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, AZ 85253 , on Wednesday, June 24, 2015, at 9:00 A.M. local time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

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